Exhibit 99-1 Press Release

American Sierra Gold  acquires mining claims and abandons 2 projects

SEATTLE, WA – American Sierra Gold Corp. (OTC.BB: AMNP – News) announces that it has acquired 6 mining claims in the Adams Plateau Area of southern British Columbia, Canada. The Company has also abandoned the Urique Project in Mexico and the Discovery Day Gold Project in California so it can focus on other projects.

James Vandeberg, President of American Sierra, said that, according to technical reports prepared by Corporation Falconbridge Copper, further exploration of the claims in British Columbia is definitely warranted. This district is noted for high precious metal content VMS deposits (volcanogenic massive sulfide). The Company is also seeking other areas for mineral exploration.

Forward – looking Statements

The statements by our officers and other statements regarding optimism relation to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995.  Such statements are based on current expectations, estimates and projections about the Company’s business.  Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict.  Actual results could vary materially from the description contained herein due to many risk factors that affect the industry the Company operates in and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere.  The forward-looking statement contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contact:

For further information please contact:

American Sierra Gold Corp.

James Vandeberg, President

206-838-9735